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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF EARLIEST EVENT REPORTED                          COMMISSION FILE NUMBER
        FEBRUARY 14, 2001                                         1-3822



                          [CAMPBELL SOUP COMPANY LOGO]




      NEW JERSEY                                           21-0419870
STATE OF INCORPORATION                       I.R.S. EMPLOYER IDENTIFICATION NO.



                                 CAMPBELL PLACE
                          CAMDEN, NEW JERSEY 08103-1799
                           PRINCIPAL EXECUTIVE OFFICES

                        TELEPHONE NUMBER: (856) 342-4800





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ITEM 5 - OTHER EVENTS

On February 14, 2001, Campbell Soup Company announced that its expected third quarter results would be in the $.28-$.30 range and that its earnings per share for its current fiscal year will be essentially flat compared with last year.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CAMPBELL SOUP COMPANY

Date:    February 15, 2001
                                           By:  /s/ Ellen O. Kaden
                                              --------------------
                                               Ellen O. Kaden
                                               Senior Vice President - Law and
                                               Government Affairs